Exhibit 99.14

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REVOCABLE PROXY UNITED FINANCIAL BANCORP, INC.

YOUR VOTE IS IMPORTANT! PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:

1.     By Telephone (using a Touch-Tone Phone); or

2.     By Internet; or

3.     By Mail.

To Vote by Telephone:

Call 1-866-416-3856 Toll-Free on a Touch-Tone

Phone anytime prior to 3 a.m., April 8, 2014.

To Vote by Internet:

Go to https://www.rtcoproxy.com/ubnk prior to 3 a.m., April 8, 2014.

Please note that the last vote received from a stockholder, whether by telephone, by Internet or by mail, will be the vote counted.

Mark here if you plan to attend the meeting.	☐

Mark here for address change.	☐

Comments:

FOLD HERE IF YOU ARE VOTING BY MAIL

PLEASE DO NOT DETACH

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

		For	Against	Abstain			For	Against	Abstain
1.	A proposal to approve the Agreement and Plan of Merger, dated as of November 14, 2013, by and between United Financial Bancorp, Inc. (“United”) and Rockville Financial, Inc. (“Rockville”), pursuant to which United will merge with and into Rockville, as more fully described in the accompanying joint proxy statement/prospectus.	☐	☐	☐	3.	A proposal to approve, on an advisory (non-binding) basis, the compensation that certain executive officers of United may receive in connection with the merger pursuant to existing agreements or arrangements with United.	☐	☐	☐
		For	Against	Abstain	Any such matters as may properly come before the meeting, or any adjournments thereof.
2.	A proposal to adjourn the United special meeting, if necessary or appropriate, to solicit additional proxies in favor of the United merger proposal.	☐	☐	☐	The Board of Directors recommends a vote “FOR” the proposals set forth in (1), (2) and (3) above.

    THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS SET FORTH IN (1), (2) AND (3) ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Should the above signed be present and elect to vote at the special meeting or at any adjournment thereof and after notification to the Secretary of United Financial Bancorp, Inc. at the special meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

Please be sure to date and sign this proxy card in the box below.	Date
Sign above	Co-holder (if any) sign above

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

    The above signed acknowledges receipt from United Financial Bancorp, Inc. prior to the execution of this proxy of a notice of the special meeting and a proxy statement.

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UNITED FINANCIAL BANCORP, INC. – SPECIAL MEETING, APRIL 8, 2014

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.	Call toll free 1-866-416-3856 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.rtcoproxy.com/ubnk and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

(Continued, and to be marked, dated and signed, on the other side)

REVOCABLE PROXY

UNITED FINANCIAL BANCORP, INC.

SPECIAL MEETING OF STOCKHOLDERS

APRIL 8, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints each member of the full Board of Directors, with full powers of substitution in each, to act as attorneys and proxies for the undersigned to vote all shares of common stock of United Financial Bancorp, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at the Springfield Marriott, 6th Floor, 2 Boland Way, Springfield, Massachusetts 01115 at 2:00 p.m. (local time) on April 8, 2014, and at any and all adjournments thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the stockholder of record. If no direction is made, this Proxy will be voted FOR all Proposals.

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 1, 2, AND 3.

If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR

COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

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